SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

            __________________LUCOR, INC.__________________
            (Name of Registrant as Specified In Its Charter)

                _____________________________________
              (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.) :

     4. Proposed maximum aggregate value of transaction:

     5. Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

     2. Form, Schedule or Registration Statement No.:

     3. Filing Party:

     4. Date Filed:

This amendment to Form DEF 14A is made to change the date of the annual meeting from May 25, 1999 to June 23, 1999.

                             LUCOR, INC.
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To be held on June 23, 1999


TO THE SHAREHOLDERS
OF LUCOR, INC.

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Lucor, Inc., a Florida corporation (the "Company"), will be held at 12:00 noon, local time, on June 23, 1999, at the Marriott Inn Crabtree on 4500 Marriott Drive, Raleigh, North Carolina, 27612 for the following purposes:

     1. To elect the six members to the Company's Board of Directors to hold office until the 2000 Annual Meeting or until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the proxy form previously sent to you as promptly as possible.

                                  					By Order of the Board of Directors,

                                        /s/ Stephen P. Conway

                                   					Stephen P. Conway
                                   					Chairman and Chief Executive Officer


Raleigh, North Carolina
May 26, 1999

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE URGED TO EXECUTE AND RETURN THE PROXY FORM AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY FORM MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

               1999 ANNUAL MEETING OF SHAREHOLDERS
                          OF LUCOR, INC.
                       ____________________

                         PROXY STATEMENT
                       ____________________

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lucor, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Class A Common Stock (the "Class A Stock") for use at the
1999 Annual Meeting of Shareholders of the Company to be held at the Marriott Inn Crabtree on 4500 Marriott Drive, Raleigh, North Carolina, 27612 at 12:00 noon, local time, on June 23, 1999 or at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent or given to holders of Class A Stock is June 4, 1999. Shareholders should review the information provided herein in conjunction with the Company's Form 10-K Annual Report (the "10-K Report") which accompanies this Proxy Statement. The Company's principal executive offices are located at its corporate offices at 790 Pershing Road, Raleigh, North Carolina 27608, and its telephone number is (919) 828-9511.

                    INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have a right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.

                      PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

1. The election of the six members to the Company's Board of Directors to serve until the 2000 Annual Meeting or until their successors are duly elected and qualified; and

2. Such other business as may properly come before the Annual Meeting.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the six nominees named herein. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specifications so made.

           OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 31, 1999 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,316,133 shares of Class A Stock outstanding and 502,155 shares of Class B Common Stock (the "Class B Stock") outstanding, all of which are entitled to one vote on the election of the Board of Directors.

     The representation in person or by proxy of a majority of the issued and outstanding shares of Class A Stock and Class B Stock (collectively, the "Common Stock") entitled to vote is necessary to provide a quorum at the Annual Meeting. Directors of the Company are elected by a plurality vote. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes will be excluded entirely from the vote and will have no effect thereon. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners thereof and, therefore, as shares not entitled to vote thereon. Thus, although broker non-votes on any particular proposal have no effect on the vote for such proposal, they have the practical effect of reducing the number of affirmative votes required to approve that proposal by reducing the total number of shares entitled to vote thereon.

                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 31, 1999 by:
(i) each person known to the Company to beneficially own more that 5% of the Class A Stock and Class B Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                      Class A Common Stock               Class B Common Stock
                                  _____________________________     _______________________________
                                  Number of Shares     Percent      Number of Shares       Percent
        Name                      Beneficially Owned   of Class     Beneficially Owned     of Class
___________________________       __________________   ________     ___________________    ________

Stephen P. Conway                      768,077 (1)       33.2%            292,408            58.2%
  790 Pershing Road
  Raleigh, North Carolina 27608

Jerry B. Conway                        898,707 (2)       38.8%            209,747            41.8%
  790 Pershing Road
  Raleigh, North Carolina 27608

D. Fredrico Fazio                      301,659           13.0%              -----            -----
  633 South Andrews Avenue
  Suite 500
  Fort Lauderdale, Florida 33301

Anthony J. Beisler, III                 84,642 (3)        3.7%              -----            -----
  1001 Northeast 26th Street
  Fort Lauderdale, Florida 33305

Pennzoil Products Company              759,477 (4)       32.8%              -----            -----
  Pennzoil Place
  Post Office Box 2967
  Houston, Texas 77252-2967

Kathleen D. Conway                     200,000            8.6%              -----            -----
  P.O. Box 2091
  Blowing Rock, North Carolina 28605


Richard L Rubin                         -----            -----              -----            -----
  503 East Fillmore
  Fairfield, Iowa 52556



R. Lewis Stanford                        3,600             .2%              -----            -----
  790 Pershing Road
  Raleigh, North Carolina 27608


All directors and executive          1,308,955(5)        56.5%            502,155           100.0%
officers as a group (10 persons)


1. For Stephen P. Conway's Class A Stock, this includes (i) 2,000 shares held as custodian for his children; (ii) 1,600 shares held by CFA Management, Inc. which is owned 50%; (iii) the jointly held irrevocable proxy to vote 759,477 shares of Class A Stock, as described more fully below in footnote 4 and (iv) 4,500 shares held by Navigator Management, Inc. which is owned 50%.

2. For Jerry B. Conway's Class A Stock, this includes (i) 1,600 shares held by CFA Management, Inc. which is owned 50%; (ii) the jointly held irrevocable proxy to vote 759,477 shares of Class A Stock, as more fully described below in footnote 4 and (iii) 4,500 shares held by Navigator Management, Inc. which is owned 50%.

3. This includes (i) 45,582 shares held jointly with Mr. Beisler's wife, (ii) 14,550 shares held by the Anthony J. Beisler, III P.A.
Money Purchase Pension Trust, and (iii) 24,510 shares held by
Anthony J. Beisler, III P.A. Profit Sharing Trust.

4. Pursuant to the grant of an irrevocable proxy dated May 30, 1996, Messrs. Stephen P. Conway and Jerry B. Conway, or either of them, are entitled to vote these 759,477 shares of Class A Stock on all matters that Pennzoil Products Company is entitled to vote;
provided however, Pennzoil Products Company retains all rights to vote such shares with respect to the following matters which may come before the shareholders:

(i) After five (5) years from May 30, 1996, the election of Directors;

(ii) The sale, lease, exchange or disposition of all or substantially all of the property and assets of the Company;
and

(iii) A merger, consolidation, liquidation, dissolution or winding-up of the Company.

5. This includes the shares directly and/or beneficially owned by Messrs. Stephen P. Conway, Jerry B. Conway, D. Fredrico Fazio, Anthony J. Beisler, III,, Richard L. Rubin and R. Lewis Stanford, set forth in the footnote above and shares directly and/or beneficially owned by the remaining executive officers of the Company who are the only executive officers that beneficially own shares of Class A Stock or Class B Stock.

                            PROPOSAL 1

                      ELECTION OF DIRECTORS

Nominees

     The Company's Bylaws provide for six directors. Each director elected at the Annual Meeting will serve for a term expiring at the 2000 Annual Meeting of Shareholders, expected to be held in May 2000, or until his successor has been duly elected and qualified. The nominees for election are Stephen P. Conway, Jerry B. Conway, Anthony
J. Beisler, III, D. Fredrico Fazio, Richard L. Rubin and R. Lewis
Stanford.

     At the Annual Meeting, directors will be elected by a plurality of the votes cast by holders of Class A Stock and Class B Stock, voting as a single group. Unless contrary instructions are indicated on the enclosed proxy, all shares of Class A Stock represented by valid proxies will be voted in favor of the six nominees named herein.

     Messrs. Stephen P. Conway and Jerry B. Conway directly or indirectly own all of the 502,155 outstanding shares of Class B Stock, and directly or indirectly own or by irrevocable proxy control the voting rights of 907,307 shares of the Class A Stock eligible to be cast on the election of directors. Messrs. Anthony J. Beisler, III and D. Fredrico Fazio directly or indirectly own an aggregate of 386,301 shares of Class A Stock. In addition, under the Company's Articles of Incorporation, the holders of Class B Stock are entitled to elect a majority of the directors.

     These four shareholders have advised the Company that they intend to be present at the meeting, and to vote their shares for the election of the six nominees. Since the number of shares of Common Stock held or controlled by these four shareholders represents a total of 63.7% of the votes that may be cast at the Annual Meeting, these shareholders will be able to elect the six nominees, regardless of how the other holders of Class A Stock vote their shares in the election of directors.

     Each of the nominees is a current member of the Board of Directors. See paragraph on "Executive Officers and Directors" set forth below. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee is unable to accept election, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

     The Board of Directors recommends that you vote "FOR" all of the above listed nominees for election as directors.

                    Executive Officers and Directors

     The following table sets forth certain information with respect to the executive officers and directors of the Company:

          Name                          Age                     Position

Stephen P. Conway                       47       Chairman of the Board, Chief
                                                 Executive Officer, and
                                                 Secretary

Jerry B. Conway                         45       President, Chief Operating
                                                 Officer and Director

Kendall A. Carr                         44       Vice President and Chief
                                                 Financial Officer

R. Lewis Stanford                       45       Vice President and General
                                                 Counsel, Director

David M. Barnett                        33       Vice President, Marketing

Douglas W. Roan                         52       Vice President, Development
                                                 and Purchasing

James D. Ridout                         38       Vice President, Operations

Michael D. Davis                        31       Vice President, Administration

Martin Kauffman                         65       Controller

D. Fredrico Fazio (1)                   59       Director

Anthony J. Beisler, III (1)             56       Director

Richard L. Rubin                        50       Director
_______________________

(1) Member of Stock Option Committee of the Board of Directors.

     Stephen P. Conway is the co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company was organized in 1990. He is an executive officer and director of each of the Company's subsidiaries as well as the Vice President and a principal shareholder of CFA Management, Inc., ("CFA") and Navigator Management, Inc., which provide management services to the Company's subsidiaries. Mr. Conway is a shareholder and officer of Conway Financial Advisors, Inc., Boca Raton, Florida, a Registered Investment Adviser, and a principal of Financial Assets Corporation, a securities broker-dealer in Boca Raton.

     Jerry B. Conway is co-founder and has been the President, Chief Operating Officer, and Director of the Company since the Company was organized in 1990. He is an executive officer and director of each of the Company's subsidiaries, as well as President and principal shareholder of CFA and Navigator Management, Inc. Mr. Conway oversees and directs the management of the Company. He has worked in the retail service industry for over twenty-five years, and has been involved specifically with Jiffy Lube since 1986. Mr. Conway is a high honor graduate, Beta Gamma Sigma, of Michigan State University. He also serves on the Board of Directors of Jiffy Lube Association of Franchisees ("JLAF") as well as Chairman of the Marketing Committee of JLAF.

     Kendall A. Carr is a Vice President and Chief Financial Officer for the Company. He started with the Company in January 1996 at which time he was appointed to his current position. Mr. Carr served as Controller for Limitorque Corporation from 1988 until 1993. From 1993 through 1994, Mr. Carr served as the Chief Financial Officer for Walter Kidde Portable Equipment, Inc. and in 1995 he served as the Controller of Precision Concepts, Inc. He graduated summa cum laude from SUNY at Buffalo, and received his MBA from James Madison University. He is a licensed CPA.

     R. Lewis Stanford was appointed director on April 6, 1999. He is the Vice President and General Counsel for the Company since September 1995. From 1992 until joining the Company, Mr. Stanford was associated with the law firm of Moore & Van Allen, PLLC, where he had a general corporate practice. Mr. Stanford graduated with highest honors and highest distinction from the University of North Carolina at Chapel Hill and received his JD with honors from the University of North Carolina School of Law in 1992. Mr. Stanford has worked in the auto industry and legal profession for seventeen years.

     David M. Barnett has served as Vice President of Marketing since October 1993. Prior to his appointment as a Vice President, he served as the director of sales and marketing from February 1991. Before joining the Company, Mr. Barnett was employed in the advertising industry as an account service executive, and is a graduate of North Carolina State University.

     Douglas W. Roan has served as the Vice President of Development and Purchasing since October 1993. Prior to his appointment as Vice President he served as Director of Development for the Company from 1987. Mr. Roan has worked in the construction and development field for twenty six years in various regions of the United States.

     James D. Ridout has served as the Vice President of Operations since 1993. Prior to his appointment as Vice President, he served as Director of Operations, Regional Manager, District Manager and Manager for the Company. Mr. Ridout has been with the Company since 1987, and has worked in the quick lube industry since 1983.

     Michael D. Davis has served the Company as the Vice President of Administration since July 1998. Prior to his appointment as Vice President he served as Director of Administration for the Company from January 1996. Prior to joining the Company, Mr. Davis served as the Assistant Controller for Hooters of America, Inc. from 1991 through 1994. Mr. Davis graduated magna cum laude from Berry College and received his MBA from the University of Georgia in 1995.

     Martin Kauffman has served the Company as the Controller since 1987. He has had extensive financial experience during his previous twenty year employment with Exxon Corporation. Mr. Kauffman is a licensed CPA, and is a graduate of Rutgers University.

     D. Fredrico Fazio has been a director of the Company since 1991. He is the managing partner of the civil trial law firm of Fazio, Dawson, DiSalvo, Cannon, Abers & Podrecca, in Fort Lauderdale, Florida and has practiced law in excess of twenty years. Mr. Fazio is also involved in real estate development in Fort Lauderdale, Florida. He is not actively engaged in the day to day operations of the Company.

     Anthony J. Beisler, III has been a director of the Company since 1991. He practices law, specializing in insurance defense, with Beisler & Beisler, Fort Lauderdale, Florida and has practiced law in excess of twenty years. He is not actively engaged in the day to day operations of the Company.

     Richard L. Rubin was appointed director on April 6, 1999. He is a sales and marketing specialist for a telecommunications company. Prior to his experience in telecommunications, Mr. Rubin was involved in sales and marketing of commercial real estate and real estate private placements. He is not actively engaged in the day to day operations of the Company.

         Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1998, the Company's Board of Directors held one meeting and took certain actions by unanimous written consent. During 1998, no director attended fewer than 75% of the number of meetings of the Board of Directors held during the period.

     Messrs. Fazio and Beisler serve as members of the Stock Option Committee of the Board which was formed in December 1994. The principal functions of this committee are to make stock option and other stock-based awards under the Company's 1991 Non-Qualified Stock Plan and the Omnibus Stock Plan. This committee met one time in 1998.

     Messrs. Fazio and Beisler serve as members of the Audit
Committee. The principal function of the audit committee is to review the findings of the independent auditors. This committee met once in 1998.

                       Compensation of Directors

     The compensation received by CFA and Navigator Management, Inc. (See discussion under Compensation Report of Board of Directors and Certain Transactions) is intended to compensate Messrs. Stephen P. Conway and Jerry B. Conway for their services as Directors. Messrs. Fazio, Beisler and Rubin, are not employed by the Company or any of its affiliates. In 1998, Messrs. Fazio and Beisler received 500 Class A shares each for service as directors.

                           Executive Compensation

     The Company's Chief Executive Officer and the Company's President (collectively, the "Named Executive Officers") do not receive compensation directly from the Company. The Named Executive Officers receive compensation for services rendered to the Company from CFA Management, Inc. (CFA) and Navigator Management, Inc. (See discussion under Compensation Report of Board of Directors and Certain Transactions). No other executive officer received compensation in these years in excess of $100,000.

                  Compensation Report of Board of Directors

     The Company does not have a Compensation Committee. The Board of Directors (the "Board") delegates to the Named Executive Officers the determination of the cash compensation of executive officers other than the cash compensation of the Named Executive Officers and Mr. Kauffman. Beginning in December 1994, the Stock Option Committee of the Board (the "Option Committee"), comprised of Messrs. Fazio and Beisler, was established to grant options and other stock-based awards to executive officers and other key employees under the Company's stock plans.

     Stephen P. Conway, the Company's Chief Executive Officer, Jerry
B. Conway, the Company's President and Chief Operating Officer, and Martin Kauffman, the Company's Controller, do not receive cash compensation from the Company and the Board does not review or determine their cash compensation. For their services to the Company and its affiliates in all capacities, these executive officers are compensated by CFA Management, Inc. (CFA) and Navigator Management, Inc, corporations owned by Messrs. Stephen and Jerry Conway that provides management services to the Company and its subsidiaries. All other executive officers are compensated by the Company. Their cash compensation is determined by the Named Executive Officer based primarily on a subjective evaluation of their performance.

                       Stock and Option Awards

     No stock options were granted to the Named Executive Officers in 1998. In July 1998, stock-based awards of 1,000 shares were granted to each of Messrs. Barnett, Carr, Davis, Ridout, Roan, and Stanford. At the time of grant, the stock was valued at $5.00 per share.

     In 1998, D. Fredrico Fazio and Anthony J. Beisler III, outside directors of the Company, were each granted 500 shares of Class A Stock under the Company's 1995 Outside Director's Stock Award Plan. These directors are entitled to vote the shares subject to the awards and to receive any dividends payable on such shares from the date of the grant, but are not permitted to sell or otherwise dispose of the shares until six months after the grant date.



                                       Board of Directors

                                       STEPHEN P. CONWAY, Chairman
                                       JERRY B. CONWAY
                                       D. FREDRICO FAZIO
                                       ANTHONY J. BEISLER, III
                                       RICHARD L. RUBIN
                                       R. LEWIS STANFORD

    Compensation Committee Interlocks and Insider Participation

     Messrs. Stephen Conway, Jerry Conway and R. Lewis Stanford are executive officers who also serve on the Board of the Company.
Messrs. Stephen and Jerry Conway have ownership interests in, and are executive officers of, corporations that engaged in transactions with the Company or its subsidiaries in 1998.

                    APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG Peat Marwick, LLP have been selected by the Board of Directors for reappointment as the independent auditors for the Company. KPMG Peat Marwick, LLP were the independent auditors for the Company for the year ended December 31, 1998. Representatives of the independent auditors are expected to attend the 1999 Annual Meeting. As such, they will be available to respond to shareholder questions at the meeting.

                             CERTAIN TRANSACTIONS

     Prior to 1998, the Company, through its subsidiaries, entered into management agreements with CFA Management, Inc. ("CFA") which was owned by certain stockholders of the Company, to operate, manage and maintain the subsidiaries' service centers. On December 1, 1997, CFA assigned its management agreement with the Company to Navigator Management, Inc, which is owned by certain stockholders of the Company. These management agreements expire on various dates through 2002 but may be extended. For its services, Navigator Management, Inc. receives a percentage of annual gross sales calculated on the basis of all service centers as follows:

                            Number of          Management fee
                        service centers      per service center
                        _______________      __________________

                            1-34                    4.50%

                            35-70                   3.00%

                            71-100                  2.25%

                            More than 100           1.50%

     Management fees paid to related parties in 1998, 1997 and 1996 were $1,402,919, $1,231,377 and $804,815, respectively.

     During 1997 and 1996, CFA agreed to reduce its management fees by $338,000 and $500,000, respectively. The Company accounted for the reduction of management fees as capital contributions. There was no such reduction during 1998.

     Included in accrued expenses payable at December 31, 1998 and 1997 were amounts due to Navigator Management, Inc. of $444,450 and $125,284, respectively.

     In 1997, the Company began automotive products and various supplies from O.H. Distributors, Inc., which is owned by stockholders of the Company. Purchases of these products amounted to $1,624,381 and $1,243,792 in 1998 and 1997, respectively. Included in accounts payable at December 31, 1998 and 1997 were amounts due to O.H. Distributors, Inc. of $81,719 and $284,916, respectively.

     In 1996, the Company purchased chemical additive products in the amount of $250,964 from Oil Handlers, Inc., which is also owned by stockholders of the Company.

     The Company purchased oil, oil filters and other inventory items from Pennzoil-Quaker State Company ("PQSC") (previously Pennzoil Products Company) in the amount of $5,883,516, $5,850,747 and $3,957,925 during the years ended December 31, 1998, 1997 and 1996, respectively. In addition to these purchases, the Company paid rent in the amount of $196,116, $146,902 and $92,556, and dividends on preferred stock of $140,000, $140,000, and $133,287 to PQSC during the years ended December 31, 1998, 1997 and 1996, respectively. Included in accounts payable at December 31, 1998 and 1997 were amounts due to PQSC of $937,631 and $1,180,945, respectively. Also included in accrued expenses at both December 31, 1998 and 1997 was $35,000 for preferred dividends due to PQSC.

     The Company enters into transactions with Jiffy Lube International ("JLI"), a subsidiary of PQSC. These transactions include payments for royalties, operating expenses, and license fees. In addition, JLI enters into transactions to credit the Company for national fleet accounts, rebates for grand openings, and charges for Sears credit cards. The net amount of these transactions were receipts of $212,753 from JLI in 1998 and payments of $165,476 and $549,359 to JLI in 1997 and 1996, respectively due to PQSC. In addition to these transactions, the Company paid rent in the amount of $1,835,540, $1,660,954 and $2,160,160 to JLI during the years ended
December 31, 1998, 1997 and 1996, respectively. At December 31, 1998 and 1997, amounts receivable from JLI included $384,328 and $149,328, respectively. Included in accrued expenses at December 31, 1998 and 1997 were amounts due to JLI for royalties of $185,002 and $142,371, respectively.

                     CORPORATE PERFORMANCE GRAPH

     The following graph presents comparisons of cumulative returns for the Company's Class A Stock, the NASDAQ Composite Index, and the Wilshire SmallCap Growth Index. The graph is shown for 1995, 1996, 1997 and 1998 since the Company's stock was not traded prior to 1995. The annual changes to the periods shown are based on the assumption that $100 had been invested in the Company's stock and each index respectively on December 31, 1995, and that all quarterly dividends were re-invested at the average of the closing stock prices at the beginning and end of the quarter.



                          1995       1996       1997      1998
                          ____       ____       ____      ____

Lucor, Inc.             $100.00    $101.69    $ 37.29   $ 66.10
NASDAQ Composite         100.00     122.71     149.25    208.40
Wilshire SmallCap        100.00     119.97     152.69    152.16


STOCK PLANS

     The Company's 1991 Non-Qualified Stock Plan was approved by the Board of Directors in 1991 and amended by the Board in December 1994 (the "Non-Qualified Plan"). In December 1994, the Board of Directors adopted an Omnibus Stock Plan (the "Omnibus Plan") and on April 4, 1995, the Board of Directors adopted an Outside Directors' Stock Award Plan (the "Directors Plan"). The Omnibus Plan and the Directors' Plan were approved by the holders of the Company's Class B Stock on April 4, 1995. An amendment to increase the number of shares that may be awarded under the Omnibus Plan was approved as of December 17, 1996. Under the Company's Articles of Incorporation (the "Articles"), the holders of Class A Stock are not entitled to vote on the approval of these plans.

                           OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  SECTION 16(a) BENEFICIAL OWNERSHIP
                        REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Class A and Class B Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Commission. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no other reports were required for those persons, during fiscal 1997, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders were complied with.

             INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal at the 1999 Annual Meeting to Shareholders must deliver the proposal in writing to the Company's Secretary at the Company's principal executive offices on or before December 22, 1999.

                        FORM 10-K and FORM 10-Q

     Copies of the Company's 10-K Report for the year ended December
31, 1998 and 10Q Report for the quarter ended March 31, 1999 accompanies this Proxy Statement.

                                       By Order of the Board of Directors,

                                       /s/ Stephen P. Conway

                                       Stephen P. Conway,
                                       Chairman and Chief Executive Officer
Raleigh, North Carolina
May 26, 1999

                              LUCOR, INC.

                      PROXY SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF LUCOR, INC.

     The undersigned hereby appoints Stephen P. Conway and Jerry B. Conway, and each of them, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Lucor, Inc. (the "Company"), to be held at 12:00 noon, local time, on June 23, 1999, at the Marriott Inn Crabtree on 4500 Marriott Drive, Raleigh, North Carolina,
27612, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.


(1)	Election of Directors:


___VOTE FOR all nominees listed below		     ___WITHHOLD AUTHORITY to
(except as marked to the contrary below).	 	   vote for all nominees
                                               listed below.


    Stephen P. Conway          Jerry B. Conway       D. Fredrico Fazio

    Anthony J. Beisler, III    Richard L. Rubin      R. Lewis Stanford


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


___________________________________________________________________


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.


	If signing as attorney, administrator, executor, guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.


X_________________________________________________________________

Printed
Name______________________________________________________________

X_________________________________________________________________

Printed
Name______________________________________________________________

Dated
____________________________________________________________, 1999